Exhibit 99.1
ALC MICROWAVE, INC.
FINANCIAL STATEMENTS WITH
INDEPENDENT AUDITOR’S REPORT
JANUARY 31, 2007 AND 2006

ALC MICROWAVE, INC.
TABLE OF CONTENTS
JANUARY 31, 2007 AND 2006

INDEPENDENT AUDITOR’S REPORT
Stockholders
ALC Microwave, Inc.
El Dorado Hills, California
We have audited the accompanying balance sheets of ALC Microwave, Inc., (the Company) as of January 31, 2007 and 2006, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ALC Microwave, Inc., as of January 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
GILBERT ASSOCIATES, INC.
April 9, 2007
2800 Gateway Oaks Drive, Suite 100 • Sacramento, CA 95833
101 Parkshore Drive, Suite 100 • Folsom, CA 95630
Phone: 916.646.6464 • Fax: 916.929.6836 • gilbertcpa.com

ALC MICROWAVE INC.
BALANCE SHEETS
JANUARY 31, 2007 AND 2006

	2007	2006
ASSETS

CURRENT ASSETS:
Cash and equivalents	$210,435	$382,410
Accounts receivable	932,382	867,632
Inventory	847,014	618,875
Current portion of deferred tax asset	426,000
Other current assets	35,289	17,919

Total current assets	2,451,120	1,886,836

LONG-TERM DEFERRED TAX ASSETS		325,000

PROPERTY AND EQUIPMENT — Net	419,088	403,358

TOTAL ASSETS	$2,870,208	$2,615,194

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$52,346	$111,561
Accrued expenses	637,798	290,300
Interest payable		14,034
Deferred revenues	73,485
Current portion of deferred tax liability		467,000
Current portion of long-term obligations	49,685	318,268

Total current liabilities	813,314	1,201,163

LONG-TERM DEFERRED TAX LIABILITIES	343,000

LONG-TERM OBLIGATIONS — Net	29,591	33,410

TOTAL LIABILITIES	1,185,905	1,234,573

STOCKHOLDERS’ EQUITY
Common stock	5,300	5,300
No par 10,000 shares authorized, 5,300 shares issued and outstanding in 2006 and 2007 Additional Paid in Capital	1,154,351	926,077
Retained earnings	524,652	449,244

TOTAL STOCKHOLDERS’ EQUITY	1,684,303	1,380,621

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,870,208	$2,615,194

Please see accompany notes.

ALC MICROWAVE INC.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
YEARS ENDED JANUARY 31, 2007 AND 2006

	2007	2006
OPERATING REVENUES
Sales	$5,524,109	$4,117,675
Cost of goods sold	(3,652,387)	(2,968,624)

Gross profit	1,871,722	1,149,051

OPERATING EXPENSES
Selling, general and administrative expenses	1,676,324	798,139

Total operating expenses	1,676,324	798,139

OPERATING INCOME	195,398	350,912

OTHER EXPENSES
Interest expense	19,390	20,281

INCOME BEFORE INCOME TAXES	176,008	330,631

INCOME TAX EXPENSE	100,600	117,987

NET INCOME	75,408	212,644

RETAINED EARNINGS, Beginning of year	449,244	236,600

RETAINED EARNINGS, End of year	$524,652	$449,244

Please see accompany notes.

ALC MICROWAVE INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED JANUARY 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$75,408	$212,644
Reconciliation to net cash provided by operating activities:
Depreciation	174,592	141,663
Share-Based Compensation	228,274	162,168
Changes in:
Accounts receivable	(64,750)	(407,852)
Current portion of deferred tax asset	(426,000)
Other current assets	(17,370)	(7,216)
Inventory	(228,139)	(110,110)
Long term deferred tax assets	325,000	(66,000)
Accounts payable	(59,215)	25,258
Accrued expenses	347,498	145,054
Interest payable	(14,034)	2,927
Deferred revenues	73,485
Current portion of deferred tax liability	(467,000)	175,000
Long term deferred tax liabilities	343,000

Net cash provided by operating activities	290,749	273,536

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(112,276)	(186,344)

Net cash used by investing activities	(112,276)	(186,344)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease obligations	(350,448)	(28,136)

Net cash used by financing activities	(350,448)	(28,136)

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(171,975)	59,056

CASH AND EQUIVALENTS, Beginning of Year	382,410	323,354

CASH AND EQUIVALENTS, End of Year	$210,435	$382,410

OTHER CASH FLOW INFORMATION:
Income taxes paid (refunded)	$17,519	$(45,000)
Cash paid for interest	$16,931	$15,226
Acquisitions of property and equipment with capital lease	$78,046	$41,753
Please see accompany notes.

1.	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ALC Microwave Inc., (the Company) was incorporated in El Dorado Hills, California, on October 28, 1999. The company is a manufacturer of microwave components and subsystems. The Company offers delivery of RF amplifiers, detected log video amplifiers, active multipliers, up-converters, down-converters, high density microwave integrated assemblies, pulse modulators, threshold detectors, microwave subsystems and other microwave components and subassemblies.

Inventories consist of computer components, and are valued at the lower of cost or market, computed on the first-in, first-out basis.

Property and equipment are recorded at cost. Depreciation is recognized primarily on the straight-line method over estimated useful lives of five to seven years for equipment and for furniture and fixtures and the life of the lease for leasehold improvements.

Shipping and handling revenues and costs – The Company records shipping and handling costs in selling, general and administration expenses. Those costs totaled $19,241 and $17,328 for the years ended January 31, 2007 and 2006, respectively.

Revenue recognition and accounts and notes receivables – Revenue from manufactured microwave components and subsystems is recognized when products are shipped. Advanced payment on contracts are recorded as deferred revenue until products are shipped. The Company’s accounts and notes receivables represent claims against third parties that will be settled in cash. The carrying value of the Company’s accounts and notes receivables represents their estimated net realizable value. Past-due receivable balances are written off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due. After review of the accounts receivable aging, no provision for uncollectible accounts is deemed necessary by management.

Income taxes – Deferred taxes represent the estimated future income tax effects of timing differences between financial reporting and income tax reporting in the recognition of certain income and expense items. Deferred tax assets and liabilities are recognized by applying applicable tax rates to the differences between the financial statement basis and tax basis of the Company’s assets and liabilities. Deferred tax benefits are reduced by a valuation allowance for any benefits that, in the opinion of management, are not expected to be realized.

Share-Based Compensation – The Company accounts for share-based compensation under the provisions of Statements of Financial Accounting Standards No. 123(R) – Share-Based Payment. This statement requires compensation expense to be measured based on the estimated fair value of the share-based awards and recognized in income on a straight-line basis over the requisite service period, which is generally the vesting period.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.	ACCOUNTS RECEIVABLE

Accounts receivable as of January 31, 2007 and 2006, included amounts due from customers of $926,797 and $861,997, respectively. The Company expects these receivables to be collected in full and accordingly there were no allowances recorded against these receivables. Accounts receivable at January 31, 2007 and 2006 also included balances due from stockholders of $5,585 and $5,635, respectively.

3.	INVENTORY

Inventory consists of the following:

	2007	2006
Raw goods	$715,860	$574,300
Work-in-process	35,363	30,277
Finished goods	95,791	14,298

Total inventory	$847,014	$618,875

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2007	2006
Equipment	$923,395	812,097
Equipment under capital leases	119,799	41,753
Furniture and fixtures	25,363	24,385

Total	1,068,557	878,235
Less accumulated depreciation	(649,469)	(474,877)

Property and equipment, net	$419,088	$403,358

5.	LEASE COMMITMENTS

Capital lease obligations consist of the following:

	2007	2006
Lease for the equipment, payable in 36 monthly installments of $2,491; the effective rate of interest is 11.17%, including a $1 purchase option at the end of the lease term, matures February 2009.	$59,340	$0

Lease for the equipment, payable in 36 monthly installments of $1,325; the effective rate of interest is 8.87%, including a $1 purchase option at end the of the lease term; matures May 2008.	19,936	33,410

Total	$79,276	$33,410

The Company leases its headquarters under a month to month operating lease agreement. Rent expense under operating leases totaled $111,819 for 2007 and $107,947 for 2006.

Future minimum capital lease payments are as follows:

2008	$49,685
2009	35,999
2010	2,558

Total	88,242
Less amounts representing interest	(8,966)

Present value of minimum lease payments	79,276
Less current portion	(49,685)

Total, net of current portion	$29,591

6.	NOTE PAYABLE

Note payable obligations consist of the following:

	2007	2006
Note to Russ Alm, President and CEO, accruing 5.5% interest per annum, due in full on October 17, 2006. Note was paid in full during the year ending January 31, 2007. Interest expense incurred on the note for years ending January 31, 2007 and 2006 was $7,861and $18,152 respectively.	$0	$318,268

Total	$0	$318,268

7.	INCOME TAXES

The components of the income tax provision are as follows for the years ended January 31:

	2007	2006
Current:
Federal	$271,000	$8,187
State	54,600	800

Total	325,600	8,987

Deferred tax expense (benefit):
Federal	(191,000)	84,000
State	(34,000)	25,000

Total	(225,000)	109,000

Provision for income taxes	$100,600	$117,987

The Company’s net deferred tax assets are as follows for the year ended January 31, 2007:

	Federal	California	Total
Current deferred tax asset	$338,000	$88,000	$426,000

Non-current deferred tax liability	(279,000)	(64,000)	(343,000)

Net deferred tax asset	$59,000	$24,000	$83,000

The deferred tax asset as of January 31, 2007, is primarily related to the depreciation differences between accounting and income tax reporting, differences in recognition of stock option expense between accounting and income tax reporting, and a IRC Section 481(a) tax adjustment to be recognized over the next three years due to the conversion in the tax method of accounting from cash to accrual basis. Since the Company has a history of profitable operations, management expects to fully realize the benefit of the deferred tax asset and has not recorded any allowance against it.

The Company’s net deferred tax liabilities are as follows for the year ended January 31, 2006:

	Federal	California	Total

Current deferred tax liability	$(371,000)	$(96,000)	$(467,000)

Non-current deferred tax asset	239,000	86,000	325,000

Net deferred tax liability	$(132,000)	$(10,000)	$(142,000)

The deferred tax liability as of January 31, 2006, is primarily related to depreciation differences between accounting and income tax reporting, differences in recognition of stock option expense between accounting and income tax reporting, and adjustments for tax reporting on the cash basis.

At January 31, 2006 the Company had California net operating loss (“NOL”) carryforwards of approximately $125,728, which were available to offset future California taxable income. The NOL was fully utilized during the tax year ended January 31, 2007.

8.	SHARE-BASED COMPENSATION

The Company grants share-based compensation under the March 1, 2005 Plan, which provides for long-term incentive compensation to employees consisting of stock options. Prior to the adoption of the 2005 Plan, the Company had an employee stock option plan, which was terminated with respect to future grants effective upon shareholder approval of the 2005 Plan in March 2005. The Company has 10,000 authorized shares of stock, of which, 5,300 are issued and outstanding. The remaining 4,700 are available for stock options as approved by the Board of Directors. In 2007 and 2006, the compensation expense for these plans charged to income was $228,274 and $162,168, respectively, and the associated income tax benefit recognized was $392,479 and $314,866, respectively.

Stock Options – All stock option grants are non-qualified stock options granted to employees that vest annually over a three-year period. Options may be granted to purchase shares of the company’s stock at $1 per share. These options generally expire within eight years from the grant date. The Company recognizes compensation expense for these options on a straight-line basis over the three-year vesting period.

A summary of stock option activity follows:

	2007	2006
Shares:
Granted	1,150	725
Exercised	—	—
Canceled	—	—

January 31:
Outstanding	4,450	3,300
Exercisable	2,724.5	2,575

Average Exercise price per share:
Granted	$1	$1
Exercised	—	—
Canceled	—	—

January 31:
Outstanding	$1	$1
Exercisable	1	1
A summary of non-vested stock options activity is as follows:

	2007		2006
	Stock	Weighted-Average Fair	Stock	Weighted-Average Fair
	Options	Value at Grant Date	Options	Value at Grant Date
February 1:	3,300	$398.10	2,575	$346.50
Granted	1,150	426.22	725	342.39
Vested/Earned	(2,724.5)	346.26	(2,575)	346.50
Forfeited/Cancelled	—	—	—	—

January 31:	1,725.5	$398.29	725	$342.39

As of January 31, 2007, no stock options have been exercised. Information relating to stock options outstanding and stock options exercisable as of January 31:

Options Outstanding

2007			2006
	Weighted-			Weighted-
	Average			Average
	Remaining	Weighted-		Remaining	Weighted-
Options	Contractual	Average	Options	Contractual	Average
Outstanding	Life	Exercise Price	Outstanding	Life	Exercise Price
4,450	7.33 years	$1	3,300	6.23 years	$1

Options Exercisable

2007		2006
	Weighted-		Weighted-
Options	Average	Options	Average
Exercisable	Exercise Price	Exercisable	Exercise Price
2,724.5	$1	2,575	$1
The fair value of each option award is estimated on the date of grant using a closed form valuation model, the Black-Scholes option-pricing model, that uses the assumptions noted in the following table.

	2006	2005	2005	2004
Grant Date	04/03/06	11/07/05	03/01/05	10/28/04

Weighted-Average grant-date fair value of options granted at market prices.	$427	$332	$350	$343

Assumptions

Risk-free rate of return	5.00%	5.00%	5.00%	5.00%

Time to Expiration (days)	1,825	1,825	1,825	1,825

Expected volatility	42.79%	42.79%	42.79%	42.79%

Expected dividend yield	0.00%	0.00%	0.00%	0.00%
The risk-free rate of return is determined based on an analysis of the rates offered on long term (20-year) Treasury Bonds. Expected volatility is established based on an analysis of the volatility of small cap companies within the Aerospace Defense, Products and Services Sector. The Company has paid no historical dividends and is not expected to do so over the expected term of the option.

9.	STOCK ACTIVITY

Paid-in Capital

Increases in Paid-in Capital are due to the stock options which vested in the fiscal years ended January 31, 2007 and 2006 in the amounts of $228,274 and $162,168, respectively.

Capital Stock

The Company has 10,000 shares authorized, 5,300 issued and outstanding, and 4,450 reserved for the exercise of employee stock options. The Company has one class of common stock issued and outstanding, no preferred stock, and there was no treasury stock at January 31, 2007 and 2006. All holders of the common stock are entitled to voting privileges. The Company has not declared any dividends.

10.	CERTAIN RISKS AND CONCENTRATIONS

Financial instruments that potentially subject the Company to concentrations of credit risk are comprised principally of cash and receivables.

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk related to cash.

One customer represented 43% and 37% of accounts receivable at January 31, 2007 and 2006, respectively. The Company has not experienced credit loss from the customer.

One customer and two customers accounted for 40% and 33% of the Company’s sales for each of the years ended January 31, 2007 and 2006, respectively.

11.	CONTINGENCIES

The Company has accrued loss contingencies for the warranty on manufactured products. The loss is accrued for the warranty service on parts sold. The loss was estimated based on the historical percentage of products returned for warranty service.